Harman International

PRESS RELEASE

September 24, 2007                                                FOR IMMEDIATE RELEASE
                    Contact:  Robert C. Ryan
                    Vice President – Treasurer
                    Harman International Industries, Incorporated
                    202.393.1101

HARMAN PROVIDES GUIDANCE FOR FISCAL 2008

Announces Analyst and Investor Conference Call

WASHINGTON, D.C. – September 24, 2007 – Harman International Industries, Incorporated (NYSE: HAR) is releasing its forecast for the first quarter and for the year ending June 30, 2008. It will hold an investor call on Thursday, September 27, 2007.

“Harman International is a sound company with exceptional market position and strong future prospects.  It is important for investors and our other constituents to be reminded of this, particularly in light of last Friday’s decision by our former merger partners,” said Dr. Sidney Harman, Executive Chairman.

Dinesh Paliwal, Vice Chairman and Chief Executive Officer said, “In my early days at Harman I am impressed with the Company’s technology, customer relationships and talented people.  While we have some near-term challenges, this remains a great company and I am committed to do whatever it takes to help us realize our full potential.  To get there, we will be looking critically at each of our divisions, and we expect to accelerate the restructuring of under performing business units.”

Forecast Information

The Company expects fiscal 2008 performance to be impacted by a number of factors including increased R&D to support the development of several new infotainment platforms and associated launch costs.  We now expect fiscal 2008 sales to reach $4.1 billion ($3.55 billion in 2007). The Company expects operating income and diluted EPS before merger related costs to equal or exceed last year’s record performance.  In 2007, operating income was $397 million and diluted EPS were $4.14 adjusted for non-recurring restructuring charges, merger costs and tax items.

For the quarter ending September 30, 2007 we estimate net sales of $950 million, operating profit of $40 million and diluted EPS of  $0.50 before merger-related costs.  As previously disclosed, the fourth quarter of fiscal 2007 and the first quarter of fiscal 2008 were affected by increased R&D costs, primarily related to recent automotive platform awards.  We expect substantial margin improvements over the course of fiscal 2008 as we work through these costs and begin the launching of new infotainment platforms.”

“In light of increases in material costs and faster ramp-up of R&D resources to work on new business awards, equaling the record operating performance of fiscal 2007 is an achievement. The benefits of common platform synergy and scalability will be realized in fiscal 2009 and beyond. Those benefits will strengthen our operating profits,” said Paliwal.

Investor Call on September 27th

At 4:30 p.m. EDT on September 27, 2007, Harman's management will host an analyst and investor conference call to discuss the Company’s current expectations for fiscal 2008.  A question and answer session will follow.   In light of matters disclosed in the Company’s September 21, 2007 press release, Harman’s management cannot accept questions about the proposed merger with affiliates of Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners VI Fund, L.P.  Those who wish to participate in the call should dial (800) 398-9379 (US) or (612) 332-0107 (International), and reference Harman International.

A replay of the call will also be available following the completion of the call at approximately 8:00 p.m. EDT.  The replay will be available through October 4, 2007.  To listen to the replay, dial (800) 475-6701 (US) or (320) 365-3844 (International), Access Code: 888651.

AT&T will also be web-casting the presentation.  The web-cast can be accessed at http://65.197.1.5/att/confcast enter the Conference ID: 888651, then enter the pass code:  Harman and click Go.  There will also be a link to the web-cast at www.harman.com.  Participation through the web-cast will be in listen-only mode.

General Information

Harman International designs, manufactures and markets a wide range of products for the automotive, consumer and professional markets.  Its brands include Harman Kardon®, JBL®, Revel®, Mark Levinson®, Infinity®, Lexicon®, Soundcraft-Studer®, AKG®, Becker® and QNX®. The company maintains a strong presence in the Americas, Europe and Asia and employs more than 10,500 people.  Harman International (www.harman.com) is a leading manufacturer of high-quality, high-fidelity audio products and electronic systems for the automotive, consumer and professional markets.  The company’s stock is traded on the New York Stock Exchange under the Symbol: HAR.

Non-GAAP Financial Measures

The Company’s forecasts for operating profit and diluted earnings per share for the first quarter and full fiscal 2008 year are presented on a non-GAAP, forward-looking basis. The most directly comparable forward-looking GAAP measures are operating profit and diluted earnings per share. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures with the comparable forward-looking GAAP measures because it cannot reliably forecast all costs related to the proposed merger with affiliates of Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners VI Fund, L.P.  Those costs are difficult to predict and estimate. Please note that these costs could significantly impact Harman’s future financial results.

Harman International has provided a reconciliation of fiscal 2007 non-GAAP operating income, diluted EPS and other measures in order to provide stockholders with a better understanding of our fiscal 2007 restructuring charges, merger costs and tax items.  These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act.  One should not place undue reliance on these statements.  We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances.  These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to (1) the outcome of any legal proceedings that have or may be instituted by or against Harman and others related to the proposed merger with affiliates of Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners VI Fund, L.P.; (2) the effect of changes in consumer confidence; (3) a change in interest rates affecting consumer spending; (4) automobile industry sales and production rates; (5) the loss of one or more significant customers, including our automotive customers; (6) model-year changeovers and customer acceptance in the automotive industry; (7) our ability to satisfy contract performance criteria; (8) availability of key components for the products we manufacture; (9) customer acceptance of our consumer and professional products; (10) fluctuations in currency exchange rates; (11) the outcome of pending or future litigation and other claims relating to our business, labor disputes at our facilities and those of our customers or common carriers; and (12) general economic conditions and other risks detailed in Harman’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and other filings made by Harman with the Securities and Exchange Commission.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RECONCILIATION OF GAAP TO NON-GAAP RESULTS (000s omitted except per share amounts) (unaudited)
	Year Ended
	June 30, 2007
	GAAP	Adjustments		Non-GAAP

Net sales	$3,551,144	---		$3,551,144
Cost of sales	2,339,938	---		2,339,938

Gross profit	1,211,206	---		1,211,206

Selling, general and administrative expenses	824,819	(10,879)	(a)	813,940

Operating income	386,387	10,879		397,266

Other expenses:
Interest expense, net	1,500	---		1,500
Miscellaneous, net	2,682	---		2,682

Income before income taxes and minority interest	382,205	10,879		393,084

Income tax expense	70,186	49,413	(b)	119,599
Minority interest	(1,944)	---		(1,944)

Net income	$313,963	(38,534)		275,429

Basic earnings per share	$4.81	(0.59)		4.22
Diluted earnings per share	$4.72	(0.58)		4.14

Shares outstanding – Basic	65,310	65,310		65,310
Shares outstanding – Diluted	66,449	66,449		66,449

(a)
Restructuring charges in the amount of $7.1 million were recorded during fiscal 2007 to increase efficiency in manufacturing and engineering.   Merger costs related to the proposed transaction with affiliates of Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners VI Fund, L.P. were incurred during the fourth quarter in the amount of $3.8 million.

(b)
Income tax expense includes $46.7 million of tax items, net, resulting from a recent court decision that allows certain tax payers to recognize foreign tax credits.  The tax effects of the restructuring charges and merger costs were $2.5 million and $0.2 million, respectively.